UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 9, 2019

Universal Biosensors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue Rowville, 3178, Victoria Australia		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

+61 3 9213 9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed by Universal Biosensors, Inc. (the “Company”), the Company’s wholly-owned operating subsidiary, Universal Biosensors Pty Ltd (“UBS”) (the Company and UBS collectively referred to as “UBI”), and Siemens Healthcare Diagnostics Inc. (“Siemens”) (UBI and Siemens collectively referred to as the “Parties”) are parties to:

•

a Collaboration Agreement dated September 9, 2011, as amended on September 20, 2012 (the “Collaboration Agreement”) (a copy of which was incorporated by reference to our Quarterly Report on Form 10-Q filed on November 3, 2011 as Exhibit 10.20), pursuant to which the parties are collaborating in the development of coagulation-related test strip products (the “Original Products”), and associated readers for the Original Products (the “Readers”) for commercialization by Siemens in the hospital point-of-care and ambulatory care coagulation markets;

•

a Supply Agreement dated September 20, 2012, pursuant to which UBS will manufacture and supply the Original Products to Siemens (the “Supply Agreement”) (a copy of which is incorporated by reference to our Quarterly Report on Form 10-Q/A filed on February 4, 2013 as Exhibit 10.2);

•

a letter agreement titled “Supplemental Agreement – Reader Product Support Obligations and Responsibilities” dated September 20, 2012 (the “Reader Letter”) (a copy of which was incorporated by reference to our Quarterly Report on Form 10-Q/A filed on February 4, 2013 as Exhibit 10.3);

•	a letter agreement dated December 12, 2014 (the “December 2014 Letter”); and

•

a letter agreement titled “Conditional Prepayment of Milestones and other amendments” dated March 9, 2016 (the “Prepayment Letter”) (a copy of which was incorporated by reference to our Quarterly Report on Form 10-Q filed on April 21, 2016 as Exhibit 10.2).

In addition, on February 8, 2019, the Parties entered into a term sheet agreement (the “Term Sheet Agreement”), which expires on September 30, 2019 unless mutually extended by the Parties, with respect to the following matters:

The Term Sheet Agreement provides that the Parties have agreed to negotiate in good faith for a specified period (subject to extension if mutually agreed) (the “Negotiation Period”) possible modifications to their commercial relationship, including the Collaboration and the Supply Agreements.

Under the Term Sheet Agreement, and to facilitate their negotiations, UBI has agreed not to make any dividend payments or similar distributions, or engage in M&A transactions (subject to an exception which would allow the Company or UBS to enter into M&A transactions where the directors of the Company determine, in good faith, that not proceeding with such a transaction would be inconsistent with their fiduciary duties).

Under the Term Sheet Agreement, and to facilitate their negotiations, UBI’s obligations to apply commercially reasonable efforts and to apply reasonably necessary resources to certain research and development activities under the Collaboration Agreement are suspended during the Negotiation Period.

On September 9, 2019, the Parties entered into executed binding term sheets modifying their commercial relationship relating to coagulation products (the “Term Sheets”) with respect to the following matters:

The Term Sheets restore the Parties’ commercial relationship and provide for cooperation between the Parties to retain and grow the incumbent user base on a non-exclusive basis. Siemens will support this with a minimum strip purchase guarantee over 42 months on favorable payment terms, and manufacturing assistance which will enable a reduction in manufacturing costs.

The Term Sheet further enables UBI to pursue partnership and distribution opportunities beyond Siemens, with access to global markets and market segments, including the hospital point-of-care segment which was previously exclusive to Siemens.

The Term Sheet also provides UBI with increased management over the pricing for analyzers and strips and provides UBI with ongoing access to Siemens’ proprietary reagent necessary for strip manufacturing (subject to conditions being fulfilled by Siemens), across certain global markets and market segments and now including patient self-test (with the exception of any product that comprises lipidated recombinant human tissue factor which is useful for automated prothrombin time based testing and is marketed or sold (i) in multi-test packages, or (ii) single test packages, and which is not a single test PT product).

The Term Sheet preserves value created from the Parties’ previous development spending for UBI’s sole benefit while ceasing UBI’s development spending obligations, providing UBI with complete control over all development activities.

Under the Term Sheet, the Parties are required to enter into definitive agreements reflecting the Term Sheet by September 18, 2019 and January 31, 2020, subject to a mutually agreed upon extension (the “Definitive Agreements”). Three initial definitive agreements are required to be entered in to by September 18, 2019 and one definitive agreement, subject to conditions being fulfilled by Siemens, is required to be entered in to by January 31, 2020.

UBI will pay Siemens US$12.5 million, with US$11 million payable within five days of executing the initial three Definitive Agreements (“Payment 1”). The balance will be paid by January 31, 2020, subject to Siemens fulfilling certain conditions. In 2026, UBI will pay an additional US$500 thousand if UBI extends the term of the Term Sheet. The consideration provides for the following benefits to UBI:

•

Upon receipt of Payment 1, Siemens will waive and release UBI from all commitments and claims existing as of the date of Payment 1, in connection with the Parties’ previous agreements, including the Collaboration Agreement. UBI will provide Siemens with a reciprocal waiver and release. The releases do not affect each Party’s indemnification obligations under the Collaboration Agreement with respect to third party claims for the duration of a 42-month period.

•	UBI will retain all development milestone payments received from Siemens, which include prepayments for milestones not delivered. UBI has no further product development obligations to Siemens.

•

Siemens has relinquished its previously exclusive global hospital marketing rights for all coagulation products to UBI. UBI can now develop relationships with an incumbent user base of over 120 hospitals and distributors, in addition to potential new users. UBI will retain full pricing power over these products (analyzers and strips). Siemens will provide and release all existing marketing materials and clinical data for the incumbent Xprecia StrideTM product for UBI’s use. Siemens will also transfer approximately 2,500 existing StrideTM analyzers to UBI for sales opportunities and provide support for new user distribution and subsequent placement opportunities in the global coagulation market.

•

Siemens has guaranteed UBI a minimum order of Xprecia StrideTM strips over 42 months. This supply will service the incumbent user base, which has varying contract terms with Siemens of up to 60 months. Siemens will prepay US$4 million of this revenue by October 31, 2019. UBI will provide Siemens with a US$5 million cash backed performance guarantee as a commitment to execute the supply order. The guarantee will amortize over the 42-month period as the supply commitment is extinguished.

•	Siemens will provide UBI with assistance to reduce UBI’s product manufacturing costs.

•

Siemens will provide UBI access to a necessary proprietary reagent for strip manufacturing. The reagent is a key ingredient used to manufacture UBI’s coagulation strips. UBI was previously limited to use of the reagent for Siemens’ supply into hospital markets. UBI can now use the reagent for certain other coagulation markets, including certain point-of-care market segments, such as patient self-test (with the exception of any product that comprises lipidated recombinant human tissue factor which is useful for automated prothrombin time based testing and is marketed or sold (i) in multi-test packages, or (ii) single test packages, and which is not a single test PT product). UBI retains complete discretion over any potential future coagulation product development activities and spending.

UBI’s Board of Directors (the “Board”) has enlisted former Chief Executive Officer, Mr. Rick Legleiter, as a consultant to assist with implementing the Definitive Agreements upon their execution. Mr Legleiter will be responsible for implementing the sales, marketing and distribution functions, partnership development and other business actions as required.

The foregoing is a summary of certain terms of the Term Sheet Agreement and the Term Sheet. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet Agreement and the Term Sheet, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2019. The Company intends to seek confidential treatment for certain portions of the Term Sheet Agreement and the Term Sheet pursuant to a confidential treatment request that it intends to submit to the Securities and Exchange Commission.

Item 2.02. Results of Operations and Financial Condition.

The Company filed a release with the Australian Securities Exchange (“ASX Release”) on September 9, 2019 providing an update on the Company’s sales activity and cash position. A copy of the ASX Release is furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 2.02 and the ASX Release is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

The information provided in Item 1.01 and Item 2.02 is incorporated by reference into this Item 7.01. The ASX Release announced, among other things, the Term Sheet and Board approval of an on-market buyback of UBI’s securities and provided an update on the Company’s sales activity and cash position. A copy of the ASX Release is included as Exhibit 99.1 to this current report on Form 8-K. The information in the ASX Release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events

On September 9, 2019, the Company announced that the Board had approved an on-market buyback of up to 10% of UBI’s securities over the 12 months following October 14, 2019. A copy of the Company’s press release announcing the authorization of the on-market buyback is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to General Instruction B.2 of Form 8-K, the following exhibits are furnished with this Form 8-K.

99.1	Press Release of Universal Biosensors, Inc., dated September 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Biosensors, Inc.
Date: September 9, 2019
	By:	/s/ Salesh Balak
Name: Salesh Balak
Title: Principal Financial Officer